Exagen Inc. Reports Strong Third Quarter 2023 Results

November 13, 2023

SAN DIEGO – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended September 30, 2023.

•Recognized total revenue of $13.4 million for the third quarter of 2023.
•Delivered gross margin of 57.4% for the third quarter of 2023.
•AVISE® CTD trailing twelve-month average selling price (ASP) of $320.

•Net loss of $(5.4) million for the third quarter of 2023.

•Non-GAAP adjusted EBITDA of $(3.6) million for the third quarter of 2023.

•Entered into an exclusive license agreement with Johns Hopkins University to develop novel lupus nephritis biomarkers into clinical diagnostic tests.

“We believe we are well on pace to deliver record revenue, marked improvement in adjusted EBITDA and growth in AVISE CTD trailing twelve-month ASP for the full-year 2023. I am extremely proud of the team for their efforts this past quarter and we continue to see improvement in key performance metrics which we telegraphed at the start of the year,” said John Aballi, President and Chief Executive Officer of Exagen.

Third Quarter 2023 Financial Results

Revenue was $13.4 million for the third quarter of 2023, compared with $14.7 million in the third quarter of 2022 and $14.1 million in the second quarter of 2023. As a reminder for comparisons to 2022, revenue in the third quarter of 2022 included $3.7 million of Medicare revenue from the second quarter of 2022. Gross margin was 57.4% in the third quarter of 2023, compared to 58.7% in the second quarter of 2023 and 59.2% in the third quarter of 2022.

Operating expenses were $18.5 million in the third quarter of 2023, compared with $22.5 million in the third quarter of 2022, primarily due to decreases in employee related expenses from the reduction in force in early December 2022.
For the third quarter of 2023, net loss is $5.4 million, compared to a net loss of $8.1 million in the third quarter of 2022.

Cash and cash equivalents were $28.4 million as of September 30, 2023 and our accounts receivable balance was $17 million. Cash and cash equivalents were $31.4 million as of October 31, 2023 and our accounts receivable balance was $11.6 million.

Adjusted EBITDA was $(3.6) million for Q3 2023 compared to $(6.1) million for Q3 2022 and $(13.2) million for the nine months ended September 30, 2023 compared to $(26.4) million during the same period in 2022.

The Company is providing certain preliminary financial information as of October 31, 2023, based on currently available information. This preliminary financial information is not a comprehensive statement of its financial results for the full three months and year ending December 31, 2023, and should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles. Additionally, the Company’s financial closing procedures with respect to the preliminary financial information provided above are not yet complete and are subject to further financial review. These procedures often result in changes to accounts. This preliminary financial information is also not necessarily indicative of the results to be achieved for the fourth quarter of 2023, the full year ending December 31, 2023 or any future period. Our actual results may be materially different from these estimates. The Company undertakes no obligation to update or supplement the information provided above until it releases its financial statements for the three months and year ending December 31, 2023. The preliminary financial information included in this press release has been prepared by, and is the responsibility of, our management. BDO USA, LLP (BDO) has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to this preliminary financial information. Accordingly, BDO does not express an opinion or any other form of assurance with respect to this information.

2023 Guidance
For full year 2023 revenue, we are providing guidance of at least $50 million, which will be record annual revenue for the organization. We also believe that our adjusted EBITDA for 2023 will be around negative $20 million, and we expect adjusted EBITDA to improve in 2024.

Conference Call
A conference call to review third quarter 2023 financial results and to provide a business update is scheduled for today, November 13, 2023, at 4:30 PM Eastern Time (1:30 PM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, November 27, 2023, at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13741926. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of adjusted EBITDA, which is not calculated in accordance with generally accepted accounting principles in the United States (GAAP) and is a non-GAAP financial measure. Adjusted EBITDA excludes from net loss interest income (expense), income tax expense (benefit), depreciation and amortization expense, and stock-based compensation expense.

We use adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our operating performance reported in accordance with GAAP. We believe adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with our financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

About Exagen
Exagen is a leading provider of autoimmune testing and its purpose as an organization is to provide clarity in autoimmune disease decision making with the goal of improving patients’ clinical outcomes. Exagen is located in San Diego County, California.

For more information, please visit Exagen.com or follow @ExagenInc on X.

Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies and ambitions; the potential utility and effectiveness of Exagen’s services and testing solutions, potential shareholder value and growth, preliminary financial information as of October 31, 2023, and guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting

Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 20, 2023, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 7, 2023and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$13,416	$14,726	$38,783	$32,726
Operating expenses:
Costs of revenue	5,710	6,010	17,472	17,905
Selling, general and administrative expenses	11,375	14,151	35,212	39,206
Research and development expenses	1,400	2,382	3,789	7,175
Total operating expenses	18,485	22,543	56,473	64,286
Loss from operations	(5,069)	(7,817)	(17,690)	(31,560)
Interest expense	(557)	(618)	(1,769)	(1,822)
Interest income	211	339	1,343	349
Net loss	$(5,415)	$(8,096)	$(18,116)	$(33,033)
Net loss per share, basic and diluted	$(0.31)	$(0.47)	$(1.03)	$(1.94)
Weighted-average number of shares used to compute net loss per share, basic and diluted	17,692,603	17,080,959	17,626,686	17,044,623

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$28,448	$62,391
Accounts receivable, net	17,044	6,077
Prepaid expenses and other current assets	3,416	4,143
Total current assets	48,908	72,611
Property and equipment, net	7,214	8,197
Operating lease right-of-use assets	4,168	4,885
Other assets	638	528
Total assets	$60,928	$86,221
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,657	$3,046
Accrued and other current liabilities	7,063	5,347
Operating lease liabilities	1,138	1,040
Borrowings-current portion	261	190
Total current liabilities	10,119	9,623
Borrowings-non-current portion, net of discounts and debt issuance costs	19,193	28,778
Non-current operating lease liabilities	3,628	4,493
Other non-current liabilities	484	867
Total liabilities	33,424	43,761
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 16,931,894 and 16,549,984 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	17	17
Additional paid-in capital	301,130	297,970
Accumulated deficit	(273,643)	(255,527)
Total stockholders' equity	27,504	42,460
Total liabilities and stockholders' equity	$60,928	$86,221

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Adjusted EBITDA
Net loss	$(5,415)	$(8,096)	$(18,116)	$(33,033)
Other (Income) Expense	(211)	(339)	(1,343)	(349)
Interest Expense	557	618	1,769	1,822
Depreciation and amortization expense	604	440	1,660	1,036
Stock-based compensation expense	891	1,307	2,854	4,123
Adjusted EBITDA (Non-GAAP)	$(3,574)	$(6,070)	$(13,176)	$(26,401)